SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2007

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

Supplemental Agreement with Scott Lee Goodwin

On February 12, 2007, Vistula Communications Services, Inc. (“Vistula”) entered into a Supplemental Agreement (the “Amendment”) with Scott Lee Goodwin (“Goodwin”), amending section 4 of the share purchase agreement dated as of October 12, 2006 (the “Purchase Agreement”), by and between the Vistula and Goodwin, under which Goodwin could require Vistula to repurchase 2,500,000 shares of Vistula’s common stock, $.001 par value per share (the “Consideration Shares”) for an aggregate purchase price of $2,500,000.

The Purchase Agreement as amended provides that: (i) Goodwin shall have the option to require Vistula to purchase 1,400,000 of the Consideration Shares for a total aggregate cash consideration of $1,400,000 (the “First Put Option”); and (ii) Goodwin shall have the option to require Vistula to purchase 1,100,000 of the Consideration Shares for a total aggregate cash consideration of $1,100,000 (the “Second Put Option”).  The First Put Option may only be exercised in the period commencing on February 1, 2007 and ending on March 21, 2007. The Second Put Option may only be exercised in the period commencing on August 1, 2007 and ending on August 31, 2007.

The description of the Amendment in this Form 8-K does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference.

Item 9.01            Financial Statements and Exhibits

(d)                                 Exhibits

Number	Title
10.1	Supplemental Agreement dated as of February 12, 2007 by and between Vistula Communications Services, Inc. and Scott Lee Goodwin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: February 16, 2007	/s/ Jared P. Taylor
Jared P. Taylor
Chief Financial Officer

Exhibit Index

Number	Title
10.1	Supplemental Agreement dated as of February 12, 2007 by and between Vistula Communications Services, Inc. and Scott Lee Goodwin.